SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 27, 2016 (May 24, 2016)
Date of Report (Date of earliest event reported)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction	(Commission file number)	(I.R.S. Employer
of Incorporation)		Identification No.)

201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
At our annual meeting of shareholders on May 24, 2016, four matters were submitted to a vote of our shareholders. The voting results were as follows:

1.
Election of directors: Nine individuals were elected to serve on our board of directors for terms that end at the 2017 annual meeting of shareholders. The number of votes cast for and against each nominee, and the number of abstentions and broker non-votes, were as follows:

Nominee	For	Against	Abstentions	Broker Non-Votes
Raymond R. Brandstrom	14,925,361	335,094	6,479	3,821,887
James P. Evans	14,925,961	334,944	6,029	3,821,887
Enrico Marini Fichera	14,971,625	288,830	6,479	3,821,887
David J. Johnson	14,871,465	389,340	6,129	3,821,887
Melvin L. Keating	14,960,403	300,052	6,479	3,821,887
Gregory T. Mount	14,961,173	299,482	6,279	3,821,887
Michael Vernon	14,962,863	297,592	6,479	3,821,887
Alexander Washburn	14,492,047	768,308	6,579	3,821,887
Robert G. Wolfe	14,960,523	299,932	6,479	3,821,887

2.
Ratification of selection of independent registered public accounting firm: The shareholders ratified the appointment of BDO USA, LLP as our independent registered public accounting firm for 2016. The number of votes cast for and against the proposal, and the number of abstentions, were as follows:

For	Against	Abstentions
19,054,440	26,062	8,319

3.
Approval of the 2016 RLHC Executive Officers Bonus Plan: The shareholders approved the bonus plan as described in the proxy statement and in the form disclosed in Appendix C to the proxy statement. The number of votes cast for and against the proposal, and the number of abstentions and broker non-notes, were as follows:

For	Against	Abstentions	Broker Non-Votes
15,185,405	72,883	8,646	3,821,887

4.
Advisory vote on executive compensation: The shareholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the annual meeting under the captions “Compensation Discussion and Analysis” and “Executive Compensation”. The number of votes cast for and against the proposal, and the number of abstentions and broker non-votes, were as follows:

For	Against	Abstentions	Broker Non-Votes
13,025,309	2,203,159	38,466	3,821,887

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RED LION HOTELS CORPORATION

Dated: May 27, 2016	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President,
General Counsel and Secretary

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